EXHIBIT 99.1

NEWS RELEASE

For Immediate Release

NCO GROUP ANNOUNCES

THIRD QUARTER 2007 RESULTS

HORSHAM, PA, November 14, 2007 - NCO Group, Inc. (“NCO” or the “Company”), a leading provider of business process outsourcing services, announced today that during the third quarter of 2007 it had revenue of $307.2 million, EBITDA of $44.5 million and a net loss of $3.1 million. Revenue for the quarter was slightly below expectation and EBITDA was materially on target.

NCO is organized into three operating divisions: Accounts Receivable Management (“ARM”), Customer Relationship Management (“CRM”) and Portfolio Management. During the third quarter of 2007, the ARM division operated slightly below its revenue and profitability targets primarily as a result of weaker than expected consumer payment patterns, lower than expected revenue derived from owned portfolio collections, and the adverse impact of foreign currency exchange rates. The adverse impact of these items was partially offset by increased business opportunities from new and existing clients. During the third quarter, the CRM division operated below its revenue and profitability targets primarily as a result of unanticipated client program changes, unanticipated ramp-up costs associated with several new client opportunities, as well as the adverse impact of foreign currency exchange rates. During the third quarter, the Portfolio Management division exceeded its revenue and profitability targets primarily due to ramp-up of newly acquired portfolios and the benefit of a refinement to our portfolio strategy designed to introduce sales opportunities earlier in the portfolio life cycle. Theses positive events were dampened by the weaker than expected consumer payment patterns.

Commenting on the quarter Michael J. Barrist, Chairman and Chief Executive Officer, stated, “I am pleased that during the third quarter, absent the adverse impact of foreign currency, we were able to exceed our overall profitability objectives. These results demonstrate that a strategy of diversification across several competencies and many industry verticals allows NCO to dampen the impact of what has proven to be a very difficult operating environment. During the quarter we continued to see an acceleration of the devaluation of the U.S. dollar, primarily as it relates to the Canadian dollar. We believe this trend will continue and accordingly we are working with our clients to determine the best methodology to counteract the impact of this ongoing trend. Additionally, we are focusing efforts on ways to leverage NCO’s market position in order to take advantage of all portfolio purchase and servicing opportunities that are available given the likelihood that we will continue to operate in a challenging consumer cycle.”

The Company also announced that it will host an investor conference call on Thursday, November 15, 2007, at 10:00 a.m., ET, to address the items discussed above in more detail and to allow the investment community an opportunity to ask questions. Interested parties can access the conference call by dialing (888) 209-7450 (domestic callers) or (706) 634-6082 (international callers) and providing the pass code 24467951. A taped replay of the conference call will be made available for seven days and can be accessed by interested parties by dialing (800) 642-1687 (domestic callers) or (706) 645-9291 (international callers) and providing the pass code 24467951.

About NCO Group, Inc.

NCO Group, Inc. is a global provider of business process outsourcing services, primarily focused on accounts receivable management and customer relationship management. NCO provides services through over 100 offices in the United States, Canada, the Philippines, Panama, the Caribbean, India, the United Kingdom and Australia.

For further information contact:

NCO Investor Relations

(215) 441-3000

Certain statements in this press release, including, without limitation, statements as to fluctuations in quarterly operating results, statements as to trends, statements as to NCO’s or management’s beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, the risk that NCO will not be able to implement its business strategy as and when planned, the risk that NCO will not be able to realize operating efficiencies in the integration of its acquisitions, risks related to our significant level of debt, risks related to union organizing efforts at the Company’s facilities, risks related to the ERP implementation, risks related to past and possible future terrorists attacks, risks related to the economy, the risk that NCO will not be able to improve margins, risks relating to growth and acquisitions, risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to international operations and other risks detailed from time to time in NCO’s filings with the Securities and Exchange Commission, including the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

NCO GROUP, INC.

Unaudited Selected Financial Data(1)

(in thousands)

	Successor	Predecessor	Successor	Predecessor
	For the Three Months Ended September 30, 2007	For the Three Months Ended September 30, 2006	For the Nine Months Ended September 30, 2007	For the Nine Months Ended September 30, 2006
Condensed Statements of Operations:
Revenues	$307,195	$301,559	$935,732	$909,521

Operating costs and expenses:
Payroll and related expenses	159,057	150,074	482,287	465,124
Selling, general and admin. expenses	104,056	106,182	317,854	319,373
Depreciation and amortization expense	25,094	13,653	72,562	39,768
Restructuring charges	—	4,349	—	10,123

	288,207	274,258	872,703	834,388

Income from operations	18,988	27,301	63,029	75,133

Other income (expense):
Interest and investment income	515	239	1,734	1,829
Interest expense	(24,484)	(8,417)	(70,711)	(22,221)
Other income, net	849	853	1,612	853

	(23,120)	(7,325)	(67,365)	(19,539)

(Loss) Income before income taxes	(4,132)	19,976	(4,336)	55,594
Income tax (benefit) expense	(1,456)	6,671	(2,231)	19,675

(Loss) Income before minority interest	(2,676)	13,305	(2,105)	35,919
Minority interest	(465)	(1,920)	(3,136)	(3,949)

Net (loss) income	$(3,141)	$11,385	$(5,241)	$31,970

Selected Cash Flow Information:
Net cash provided by operating activities			$57,183	$98,871
Purchases of accounts receivable			89,805	75,997
Purchases of property and equipment			19,156	35,849

			As of September 30, 2007	As of December 31, 2006
Selected Balance Sheet Information:
Cash and cash equivalents			$30,496	$13,899
Working capital			121,861	181,287
Long-term debt			913,409	918,313

NCO GROUP, INC.

Unaudited Selected Segment Financial Data(1)

(in thousands)

	Successor
	For the Three Months Ended September 30, 2007
	ARM	CRM	Portfolio Management	Intercompany Eliminations		Consolidated
Revenues	$207,510	$83,141	$45,115	$(28,571	)(2)(3)	$307,195
Operating costs and expenses:
Payroll and related expenses	95,023	62,265	1,884	(115	)(3)	159,057
Selling, general and admin. expenses	89,628	13,675	29,209	(28,456	)(2)	104,056
Depreciation and amortization expense	15,256	8,938	900	—		25,094

	199,907	84,878	31,993	(28,571)		288,207

Income (loss) from operations	$7,603	$(1,737)	$13,122	$—		$18,988

	Predecessor
	For the Three Months Ended September 30, 2006
	ARM	CRM	Portfolio Management	Intercompany Eliminations		Consolidated
Revenues	$213,338	$62,814	$55,275	$(29,868	)(2)	$301,559
Operating costs and expenses:
Payroll and related expenses	97,682	50,306	2,086	—		150,074
Selling, general and admin. expenses	90,828	11,108	34,114	(29,868	)(2)	106,182
Depreciation and amortization expense	8,052	5,185	416	—		13,653
Restructuring charges	4,150	199	—	—		4,349

	200,712	66,798	36,616	(29,868)		274,258

Income (loss) from operations	$12,626	$(3,984)	$18,659	$—		$27,301

NCO GROUP, INC.

Unaudited EBITDA(4)

(in thousands)

	Successor	Predecessor	Successor	Predecessor
	For the Three Months Ended September 30, 2007	For the Three Months Ended September 30, 2006	For the Nine Months Ended September 30, 2007	For the Nine Months Ended September 30, 2006
Net (loss) income	$(3,141)	$11,385	$(5,241)	$31,970
Income tax (benefit) expense	(1,456)	6,671	(2,231)	19,675
Interest expense, net	23,969	8,178	68,977	20,392
Depreciation and amortization	25,094	13,653	72,562	39,768

EBITDA(4)	$44,466	$39,887	$134,067	$111,805

(1)	On November 15, 2006, NCO was acquired by and became a wholly owned subsidiary of Collect Holdings, Inc., an entity controlled by One Equity Partners and its affiliates (“OEP”), a private equity investment fund, with participation by Michael J. Barrist, Chairman, President and Chief Executive Officer of NCO, certain other members of executive management and other co-investors (“the Transaction”). The unaudited selected financial data are presented for two periods, Predecessor and Successor, which relate to the period of operations preceding the Transaction and the period of operations succeeding the Transaction, respectively.

(2)	Represents the elimination of intercompany revenue for services provided by ARM to Portfolio Management.

(3)	Represents the elimination of intercompany revenue for services provided by CRM to ARM.

(4)	Earnings before interest expense, taxes, depreciation and amortization, referred to as EBITDA, is presented since certain investors use this as a measurement of the Company’s ability to service its debt. It is not intended to report the Company’s operating results or free cash flow in conformity with accounting principles generally accepted in the United States. EBITDA as presented herein is not necessarily comparable to similarly titled measures of other companies.